EXHIBIT 99.1

Ceragenix and Dr. Reddy’s Enter Into Distribution and Supply Agreement for EpiCeram®

DENVER—Ceragenix Pharmaceuticals, Inc. (OTCB:CGXP), a biopharmaceutical company focused on infectious disease and dermatology today announced that it has entered into an exclusive distribution and supply agreement (the “Agreement”) with Dr. Reddy’s Laboratories, Inc., a subsidiary of Dr. Reddy’s Laboratories Limited (NYSE:RDY), to commercialize EpiCeram®, a prescription topical cream for treating atopic dermatitis and other dry skin conditions, in the United States.

The Agreement grants Dr. Reddy’s exclusivity in the U.S. for the distribution and marketing of EpiCeram® while Ceragenix will be responsible for the manufacturing and supply of the product.  Under the Agreement, Ceragenix will receive certain milestone payments over the Agreement period.  Upon commercialization of the product, Ceragenix will receive royalty payments based on net sales.  Dr Reddy’s expects to launch EpiCeram® within a year through a new salesforce targeting dermatologists.

Steven Porter Chairman and CEO of Ceragenix said, “We are very pleased to be partnering with Dr. Reddy’s to commercialize EpiCeram®.  We are very impressed with the team assembled by Dr. Reddy’s and we look to forward bringing this product into the market together.  As we’ve stated in the past, we believe that patients and physicians alike will find EpiCeram’s® combination of efficacy and safety profile to be a welcome alternative in the treatment of atopic dermatitis.”

About EpiCeram®

EpiCeram® is a topical cream that utilizes Ceragenix’s Barrier Repair Technology.  In April 2006, the FDA provided clearance to market EpiCeram® to improve dry skin conditions and to relieve and manage the burning and itching associated with various dermatoses including atopic dermatitis (eczema), irritant contact dermatitis, radiation dermatitis, and other dry skin conditions by maintaining a moist wound and skin environment.  All of these conditions are associated with a deficient skin barrier function.

About Ceragenix

Ceragenix Pharmaceuticals, Inc. is a biopharmaceutical company that discovers, develops and commercializes novel anti-infective drugs based on its proprietary class of compounds, Ceragenins™ (or CSAs). Active against a broad range of gram positive and negative bacteria, these agents are being developed as anti-infective medical device coatings (Ceracides™)  and as therapeutics for antibiotic-resistant organisms. Ceragenix also owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram™. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the company to raise sufficient capital to finance its planned activities including completing development of its Ceragenin technology; the ability of the Company to meet its obligations under the Agreement including but not limited to delivering shelf stable product prior to the planned launch; the ability of the company to satisfy its outstanding convertible debt obligations; receiving the necessary marketing clearance approvals from the United States Food and Drug Administration; successful clinical trials of the company’s planned products including; the ability to enroll the studies in a timely manner, patient compliance with the study protocol, and a sufficient number of patients completing the studies; the ability of the company to commercialize its planned products; the ability of the company to successfully manufacture its products in commercial quantities (through contract manufacturers); market acceptance of the company’s planned products, the company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the company to successfully prosecute and protect its intellectual property, and the company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular, important factors that could cause actual results to differ materially from the company’s forward-looking statements include general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to the company, may be significant, now or in the future, and these factors may affect the company to a greater extent than indicated. All forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that the company files from time to time with the Securities and Exchange Commission including its Annual Report on Form 10-KSB for the year ended December 31, 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-KSB to be filed in 2007. Except as required by law, the company does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Ceragenix

Steven S. Porter, 720-946-6440

or

CEOcast, Inc.

Andrew Hellman, 212-732-4300